EXHIBIT 10.3


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE ACT OR AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.



DATED:  December 26, 1996                                 NO. 1-A


WARRANT

nSTOR TECHNOLOGIES, INC.

     Warrant to Purchase 500,000 Shares
     of Common Stock, par value $.05 per share
     VOID AFTER 5:00 P.M., EASTERN STANDARD TIME
     ON DECEMBER 30, 1999

This certifies that, for value received, Parity Systems, Inc., a California corporation ("Parity") or registered assigns (collectively with Parity, the "Holder"), is entitled to purchase from nStor Technologies, Inc., a Delaware corporation (the "Company"), Five Hundred Thousand (500,000) fully paid and nonassessable shares (the "Shares") of the Common Stock, par value $.05 per share, of the Company ("Common Stock") at a price of $2.10 per Share (the "Exercise Price") at any time from and after December 30, 1996 to and including 5:00 p.m. Eastern Standard Time on December 30, 1999 (the "Exercise Period"), subject to the terms, conditions and adjustments set forth in this Warrant (the "Warrant").

1. Exercise of Warrants. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period upon presentation and surrender hereof, with the attached Purchase Form duly executed, at the office of the Company located at 100 Century Boulevard, West Palm Beach, FL 33417, accompanied by full payment of the Exercise Price multiplied by the number of Shares of the Company being purchased (the "Purchase Price"), whereupon the Company shall cause the appropriate number of Shares to be issued and shall deliver to the Holder, as promptly as practicable, a certificate representing the Shares being purchased. This Warrant may be exercised for not less than 1,000 Shares and in additional increments of 1,000 Shares at any time and from time to time during the Exercise Period. Upon each partial exercise hereof, a new Warrant evidencing the remainder of the Shares will be issued to the Holder, at the Company's expense, as soon as reasonably practicable, at the same Exercise Price, for the same Exercise Period, and otherwise of like tenor as the Warrant partially exercised. The Purchase Price shall be payable by delivery of a certified or bank cashier's check payable to the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Purchase Price. The Holder shall be deemed for all purposes to have become the holder of record of Shares so purchased upon exercise of this Warrant as of the close of business on the date as of which this Warrant, together with a duly executed Purchase Form, was delivered to the Company and payment of the Purchase Price was made, regardless of the date of delivery of any certificate representing the Shares so purchased, except that if the Company were subject to any legal requirements prohibiting it from issuing shares of Common Stock on such date, the Holder shall be deemed to have become the record holder of such Shares on the next succeeding date as of which the Company ceased to be so prohibited.

2. Exchange; Restrictions on Transfer or Assignment. This Warrant is exchangeable, without expense, at the option of the Holder, upon surrender hereof to the Company for other Warrants of like tenor of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant and the Holder's rights hereunder may not be transferred, assigned or subjected to a pledge or security interest, except that Parity may transfer this Warrant in whole or in part (in minimum increments of 1,000 Shares) to (i) any successor entity such as a liquidating trust, formed to hold assets of Parity in connection with the dissolution and winding up of Parity's affairs (a "Successor"); or (ii) any person who at the time of such transfer is a shareholder, director or officer of Parity or any Successor, by surrender of this Warrant to the Company at its principal office with the assignment form attached hereto duly completed and executed (with signature guaranteed), whereupon the Company, if it determines that the proposed assignment is permitted pursuant to the provisions hereof, shall register the assignment of this Warrant in accordance with the information contained in the assignment instrument and shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such assignment instrument (and, if applicable, a new Warrant in the name of the Holder evidencing any remaining portion of the Warrant not theretofore exercised, transferred or assigned) and this Warrant shall promptly be cancelled. Conditions to the transfer of this Warrant or any portion thereof shall be that (x) Parity deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer will not be in violation of the Securities Act of 1933, as amended (the "Act") or of any applicable state law and that (y) the proposed transferee deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

3. Rights and Obligations of Warrant Holders. This Warrant does not confer upon the Holder any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. Each Holder, by acceptance of this Warrant, agrees that the Company and its transfer agent, if any, may, prior to any presentation of this Warrant for registration of transfer, deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner of this Warrant for all purposes whatsoever and neither the Company nor any transfer agent shall be affected by any notice to the contrary.

4. Covenants and Warranties of the Company Stock. The Company covenants and agrees that (i) all Shares which may be issued and delivered upon exercise of this Warrant and payment of the Purchase Price will, upon delivery, be duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock; and (ii) the Company shall at all times during the Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. The Company will take all such actions as may be necessary to assure that all shares of Common Stock may be so issued without violation by the Company of any applicable law or government regulation or any requirement of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which the Company will transmit promptly upon issuance of such shares).

The Company represents and warrants that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) the Company has all requisite corporate power and authority to issue this Warrant and to consummate the transactions contemplated hereby, and such issuance and consummation will not conflict with, result in a material breach of, constitute a material default under or material violation of any provision of the Company's Articles of Incorporation or Bylaws, and to the best knowledge of the Company, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting the Company; and (iii) all corporate action required to be taken by the Company in connection with the execution and delivery of this Warrant and the performance of the Company's obligations hereunder has been taken.

5. Disposition of Warrants or Shares. The Holder acknowledges that this Warrant and the Shares issuable upon exercise thereof have not been registered under the Act or applicable state law. The Holder agrees, by acceptance of this Warrant, (i) that no sale, transfer or distribution of this Warrant or the Shares shall be made except in compliance with the Act and the rules and regulations promulgated thereunder, including any applicable prospectus delivery requirements and the restrictions on transfer set forth herein, and (ii) that if distribution of this Warrant or any Shares is proposed to be made by it otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.

6. Adjustment. The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as provided in this Section 6.

     (a) Subdivision or Combination of Shares. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combine its outstanding shares of Common Stock into a lesser number of shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price per Share shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding shares of Common Stock, as the case may
be), equal the product of the Exercise Price per Share in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

     (b) Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

     (c) Notice to Holder of Adjustment. Whenever the number of Shares purchasable upon exercise of this Warrant or the Exercise Price per Share is adjusted as herein provided, the Company shall cause to be mailed to the Holder, in accordance with the provisions of Section 10 hereof, notice setting forth the adjusted number of Shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

     (d) Notices to Holder of Certain Events. If at any time after the date hereof:

               (i) the Company shall declare any dividend or other distribution upon or with respect to the Common Stock payable otherwise than in cash out of the consolidated net income of the Company and any subsidiaries thereof, including any dividend payable in shares of Common Stock or other securities of the Company; or

               (ii) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into stock or any rights to subscribe thereto; or

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of the subdivision or combination of shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, not less than ten (10) days before any record date or other date set for the definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holder of record of the shares of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

     (e) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant. The number of full Shares which shall be issuable upon the full or partial exercise of this Warrant shall be computed on the basis of the aggregate number of Shares as to which this Warrant is being exercised. In lieu of any fractional interest in a Share otherwise deliverable upon the exercise of this Warrant, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder upon such exercise) in respect of such fraction of a Share in an amount equal to the same fraction multiplied by the closing sales price of the Common Stock on the principal securities exchange on which the Common Stock is traded, or if the Common Stock is not so listed for trading, the closing bid price of the Common Stock, in each case on the date of the notice of exercise required pursuant to Section 1 above, or the next succeeding trading date, if the date of such notice is not a trading date, or if the Common Stock is not traded on such dates, the next succeeding trading date on which the Common Stock is traded.

     (f) No Other Adjustments. No adjustment to the number of Shares subject to this Warrant or the Exercise Price per Share shall be made pursuant to this Section 6 except as expressly provided herein.

7.   Registration.

     (a)  Demand Registration Right

     (i) Following receipt by the Company of a written request ("Demand Registration Notice") from the Holders on or after March 1, 1997 to register, in whole or in part, under the Act, the Shares to be issued to the Holders upon the exercise of this Warrant, the Company will, as promptly as practicable: (A) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement relating to the offering and sale of all of the Shares by the Holders on a delayed or continuous basis pursuant to Rule 415 under the Act; (B) prepare and file with the appropriate Blue Sky authorities the necessary documents to register or qualify such Shares; (C) use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after the preparation and filing of such registration statement and to keep such registration statement and Blue Sky filings current and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act, but in no event longer than one hundred eighty (180) days; and (D) cause the Shares to be listed on each securities exchange or in each securities market on which the Company's stock is listed. The right to demand registration in accordance with this Section 7(a)(i) shall expire upon the expiration of this Warrant. The Company shall also be entitled to include in any registration statement referred to in this Section 7(a), for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by holders of either Common Stock or rights to acquire Common Stock to whom the Company has previously granted any registration rights and shares of Common Stock to be sold by the Company for its own account.

     (ii) Notwithstanding any other provision of this Warrant, the Company's obligations under this Section 7(a) shall be subject to and limited by the following terms and conditions:

     (A) The Company shall not be obligated to register Shares until it has received Demand Registration Notices from Holders who, in the aggregate, own greater than 250,000 Shares issuable upon the exercise of this Warrant.

     (B) If the Company files a registration statement to register shares of Common Stock for a public offering within sixty (60) days following receipt by the Company of the requisite number of Demand Registration Notices, the Holder shall not have the right to demand registration of Shares pursuant to this Section 7(a); provided, however, that the Holder shall have the right to register Shares pursuant to Section 7(b) hereof.

     (C) The Company may defer its obligations to register Shares under this Section 7(a) for a period of up to ninety (90) days if such registration would materially and adversely affect a proposed business or financial transaction material to the Company
(including a subsequent public offering by the Company).

     (D) The Company shall not be obligated to keep any registration statement in effect for more than one hundred eighty
(180) days following the effective date thereof and may deregister all or any portion of any unsold Shares covered thereby after such time.

     (E) The Company shall not be obligated to file more than one registration statement.

     (b)  Piggy-Back Registration Right

     (i) In the event the Company shall, at any time prior to the expiration of this Warrant, file a registration statement with the SEC to register shares of Common Stock, the Company shall furnish the Holders with at least thirty (30) days prior written notice thereof and such Holders shall have the option to include the Shares to be issued to the Holders upon the exercise of this Warrant in such registration statement. The Holders shall exercise the "piggy-back registration rights" granted pursuant to this
Section 7(b) by giving written notice to the Company within twenty
(20) days of the receipt of the aforementioned written notice from the Company.

     (ii) Notwithstanding any other provision of this Warrant, the Company's obligations under this Section 7(b) shall be subject to and limited by the following terms and conditions:

     (A) The obligations of the Company set forth under this
Section 7(b) shall not arise upon the filing of a registration statement relating solely to shares of Common Stock issued pursuant to employee stock option or other benefit plans, a merger of other business combination or a registration statement which does not include substantially the same information as Form S-1, Form S-2 or Form S-3, or any successor forms thereto.

     (B) If the Company files a registration statement in connection with a proposed underwritten primary or secondary public offering of Common Stock, the Company shall use its best efforts to cause the managing underwriter of the proposed offering to grant any request by the Holder that Shares purchased by the Holder upon the exercise of this Warrant be included in the proposed public offering on terms and conditions which are customary under industry practice. Notwithstanding any other provision of this Agreement, if the managing underwriter of a proposed primary or secondary public offering of the Common Stock gives written notice to the Company that, in the reasonable opinion of such managing underwriter, marketing factors require a limitation of the total number of shares of Common Stock to be underwritten, then the number of Shares purchased by the Holder upon the exercise of this Warrant which the Company shall be obligated to include in the registration statement shall be reduced in accordance with the limitations imposed by the managing underwriter. Any such limitation imposed by the managing underwriter shall be imposed pro rata among all holders of Common Stock exercising rights granted pursuant to this Section 7(b) or otherwise, in accordance with the amount of Common Stock which each such person requested to be included in the registration statement.

     (c)  Allocation of Expenses

     The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Warrant; provided, however, that if a registration is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested), each of the Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Shares included in such registration. For purposes of this Section 7(c), the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, transfer agent fees, cost of engraving of stock certificates, costs for mailing and tombstone advertising, cost of preparing the registration statement, related exhibits, amendments and supplements thereto, underwriting documents, selected dealer agreements, preliminary and final prospectuses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Shares and the fees and expenses of the Holder's own counsel and accountants, which shall be borne by such holders.

8.   Indemnification and Notification.

     (a) The Company will indemnify and hold harmless the Holders, and each person, if any, who controls such Holders within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statement therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omissions based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

     (b) The Holders will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statement therein not misleading insofar as such losses, claims, damages, expenses and liabilities caused by such untrue statement or omission based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by any indemnified party of notice of the commencement of any action, said indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liabilities which it may have to them otherwise than under this
Section 8, except if such delay prejudices the indemnifying party. In case any such action is brought against any party who may seek indemnification hereunder and the indemnifying party is notified of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable under this Section 8 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party will not be liable for any settlement effected without its written consent.

9. Survival. The various rights and obligations of the Holder and of the Company as set forth in Sections 4, 5, 6, 7 and 8 hereof shall survive the exercise of this Warrant and the surrender of this instrument upon such exercise.

10. Notice. All notices required by this Warrant to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

11. Loss or Destruction. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its counsel, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.  Miscellaneous.

     (a) Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by a written instrument executed by the Company and the Holder.

     (b) This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

     (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

     (d) No course of dealing or delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies.

     (e) The Company shall pay all expenses incurred by it in connection with, and all documentary stamp and other taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and the Shares issuable upon the exercise hereof.

     (f) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder.


     IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer as of the 26 day of December, 1996.



ATTEST:                             nSTOR TECHNOLOGIES, INC.

By:   /s/ Michelle Parchesco        By:   /s/ Joseph D. Weingard
Name:   Michelle Parchesco          Name:  Joseph D. Weingard
Title:                              Title: Vice President